UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2016

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events	3
SIGNATURES	4

Item 8.01 — Other Events.
On November 9, 2015, iPass Inc. filed a Current Report on Form 8-K reporting that on November 5, 2015, iPass received from the NASDAQ Stock Market LLC (“Nasdaq”) a letter indicating that for 30 consecutive business days the bid price of iPass’ common stock had closed below $1.00 per share, and as a result, iPass did not meet the requirement for continued listing of its common stock on the Nasdaq Stock Market under listing rule 5450(a)(1) (the “Rule”). In accordance with listing rule 5810(c)(3)(A), iPass had 180 calendar days, or until May 6, 2016, to regain compliance.
On March 23, 2016, iPass received a letter from Nasdaq, stating that the Nasdaq staff has determined that from March 9, 2016 to March 22, 2016, the closing bid price of iPass’ common stock has been at $1.00 per share or greater and, accordingly, iPass has regained compliance with the Rule and this matter is now closed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Darin R. Vickery
	Name:	Darin R. Vickery
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: March 24, 2016

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